Dentsply Sirona Provides Corporate Update

John Groetelaars Named Interim Chief Executive Officer

Barbara Bodem Named Interim Chief Financial Officer

Company Provides Update on Anticipated First Quarter Financial Results

CHARLOTTE, N.C., April 19, 2022 (GLOBE NEWSWIRE) -- DENTSPLY SIRONA Inc. (“Dentsply Sirona” or “the Company”) (Nasdaq: XRAY) today announced the appointment of John Groetelaars, who serves on Dentsply Sirona’s Board of Directors, as Interim Chief Executive Officer. He succeeds Don Casey, who has been terminated as CEO and will cease to serve as a member of the Company’s Board, effective immediately. The Board has initiated a search to identify the Company’s next CEO and has retained a leading executive search firm to support the process.

Eric Brandt, Non-Executive Chairman of the Board stated, “We are pleased to welcome John as Dentsply Sirona’s Interim CEO. John has a strong track record of driving innovative business strategies, and as a seasoned executive with more than 30 years of industry experience, he is uniquely positioned to lead our company during this transition period. John is the right leader to bring continuity and guide Dentsply Sirona’s execution of its key strategic initiatives to create sustainable value for our shareholders. As the Board conducts its search for a permanent CEO, we are focused on finding a candidate with a track record of world-class execution and operational expertise who can position the Company for the future.”

Mr. Groetelaars commented, “I look forward to serving as Interim CEO during this important time for the Company. I joined the Company’s Board because of my deep appreciation for our mission and unwavering commitment to innovation, operational excellence and providing positive outcomes for patients and customers. Dentsply Sirona is situated in attractive, growing dental categories and has a strong foundation in place, built on its portfolio of leading products and differentiated position across key markets. The Board is confident that renewing the Company’s focus on execution will stabilize the business and deliver strong performance despite ongoing macroeconomic challenges. This will be my focus from day one, and I am prepared to leverage my prior executive leadership experience as I work with the rest of the Board and management team to drive the Company’s strategy and advance its vision to transform dentistry and improve oral health globally.”

Mr. Brandt continued, “On behalf of the Board, I would like to thank Don for his many contributions to our company. Don has played a key role in strengthening our foundation and advancing our mission to create innovative solutions for healthy smiles. We wish him all the best in his future endeavors.”

Appointment of Interim CFO

Dentsply Sirona also today announced the appointment of Barbara Bodem as Interim Chief Financial Officer, effective upon Jorge Gomez’s previously announced departure on May 6, 2022. Ms. Bodem will join the Company on April 25, 2022, and work closely with Mr. Gomez to ensure a seamless transition.

Ms. Bodem is an accomplished executive with over two decades of financial leadership experience in the healthcare industry, most recently serving as Senior Vice President and CFO of Hillrom. Previously, Barbara served in senior leadership roles at Mallinckrodt Pharmaceuticals, Hospira and Eli Lilly and Company.

Mr. Brandt said, “We are fortunate to welcome Barbara, a proven finance executive, as our interim CFO during this transition period. Barbara brings extensive expertise in healthcare with an international perspective, having served in multiple leadership roles across finance organizations at global companies. As we continue our search for a permanent CFO, we believe that Barbara and our talented financial team will continue to deliver value for our patients, business partners and shareholders.”

Select Preliminary Financial Results for the First Quarter of 2022

Dentsply Sirona today also provided an update on its anticipated financial results for the first quarter ending March 31, 2022.

On a preliminary basis, the Company expects that net sales will be approximately $965 million (representing an organic sales decline of approximately 1.4% versus prior year). Additionally, GAAP diluted earnings per share will be in the range of $0.26 - $0.30 and adjusted earnings per share will be in the range of $0.48 - $0.52. Relative to last year, these results reflect weaker sales performance in the U.S., global supply chain challenges, and foreign exchange headwinds.

The Company will provide further information on its results and 2022 outlook when it releases its earnings as scheduled on May 5, 2022.

The amounts set forth above are preliminary estimates. The Company is in the process of finalizing its results of operations for the first quarter ended March 31, 2022 and therefore final results are not yet available. These preliminary estimates are based solely upon information available to management as of the date of this press release. The Company’s actual results may differ from these estimates due to the completion of its quarter-end closing procedures, final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results for the first quarter ended March 31, 2022 are finalized. The Company’s unaudited consolidated financial statements for the first quarter ended March 31, 2022 should be consulted once they become available.

About John Groetelaars
John Groetelaars served as President, CEO and a Board member at Hillrom from May 2018 until the company’s acquisition by Baxter International, Inc., in December 2021. At Hillrom, Mr. Groetelaars led a transformation of the business, successfully articulating and launching a new connected-care strategy and vision, growing the portfolio through seven acquisitions and one divestiture, and driving record financial performance. Prior to Hillrom, Mr. Groetelaars served as Executive Vice President and President of the Interventional Segment at Becton, Dickinson and Company following its acquisition of C.R. Bard Inc. He previously served in a variety of progressive roles at C.R. Bard during his 10-year career there, including as a group president from 2015 to 2017. Prior to joining C.R. Bard, Mr. Groetelaars held various international leadership positions in Canada, Denmark and the United Kingdom at Boston Scientific Corporation from 2001 until 2008. Prior to joining Boston Scientific, Mr. Groetelaars held positions in general management, marketing, business development and sales with Guidant Corporation and with Eli Lilly.

Mr. Groetelaars earned a Bachelor of Science in Mechanical Engineering from Kettering University and an MBA from Columbia Business School.

About Barbara Bodem
Barbara Bodem most recently served as Senior Vice President and Chief Financial Officer for Hillrom, where she was responsible for both Financial and Information Technology and oversaw portfolio transformation and performance acceleration. She also served as Interim CIO during the pandemic. Prior to her positions at Hillrom, Ms. Bodem served as Senior Vice President of Finance for Mallinckrodt Pharmaceuticals, Vice President of Finance, Global Commercial Operations for Hospira, and at several positions of increasing responsibility at Eli Lilly and Company, culminating in Chief Financial Officer, Lilly Oncology. Ms. Bodem also has extensive Board experience, and currently serves as Audit Committee Chair for Turning Point Therapeutics, as a Director on Syneos’ Board, and as a Director on Enovis Corporation’s Board. She has also previously served as a board member for Invacare Corporation.

Ms. Bodem earned and a Bachelor of Science in Finance with honors and minors in Economics and East Asian Studies, as well as an MBA from Indiana University.

About Dentsply Sirona

Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 135-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Non-GAAP Financial Measures
The Company has provided certain measures in this press release that are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.
Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.
The Company is not able to reconcile projected adjusted earnings per share (non-GAAP) to first quarter 2022 projected earnings per share (GAAP) without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of the tax rate and related matters for the quarter ended March 31, 2022. The unavailable information could have a significant impact on the Company’s first quarter 2022 reported financial results.

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, including statements regarding preliminary financial information for the first quarter ending March 31, 2022, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the most recent fiscal year. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of press release or to reflect the occurrence of unanticipated events.

Contact Information

Investors:
Andrea Daley
VP, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Press:
Marion Par-Weixlberger
VP, Corporate Communications and PR
+43 676 848414588
marion.parweixlberger@dentsplysirona.com